UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2010

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On August 31, 2010, Old Second Bancorp, Inc. (the “Company”) (NasdaqGS: OSBC), the holding company for Old Second National Bank (the “Bank”), issued a press release announcing that it has elected to defer regularly scheduled interest payments on $58.4 million of junior subordinated debentures (the “Subordinated Debentures”) related to the trust preferred securities (the “Trust Preferred Securities”) issued by its two statutory trust subsidiaries, Old Second Capital Trust I (NasdaqGS: OSBCP) and Old Second Capital Trust II (collectively, the “Trusts”).  Because of the deferral on the Subordinated Debentures, the Trusts will defer regularly scheduled dividends on the Trust Preferred Securities.  The Company also announced its intention to suspend quarterly cash dividends on its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “TARP Preferred Stock”) issued to the U.S. Department of the Treasury (the “Treasury”) in connection with the Company’s participation in the TARP Capital Purchase Program as well as on its outstanding common stock.  The Company’s board of directors has made this determination in consultation with the Federal Reserve.

Under the terms of the Subordinated Debentures, the Company is allowed to defer payments of interest for 20 quarterly periods without default or penalty, but such amounts will continue to accrue.  Also during the deferral period, the Company generally may not pay cash dividends on or repurchase its common stock or preferred stock, including the TARP Preferred Stock.  Under the terms of the TARP Preferred Stock, the Company is required to pay dividends on a quarterly basis at a rate of 5% per year for the first five years, after which the dividend rate automatically increases to 9%. Dividend payments on the TARP Preferred Stock may be deferred without default, but the dividend is cumulative and therefore will continue to accrue and, if the Company fails to pay dividends for an aggregate of six quarters, whether or not consecutive, the holder will have the right to appoint representatives to the Company’s board of directors.  The terms of the TARP Preferred Stock also prevent the Company from paying cash dividends on or repurchasing its common stock while TARP Preferred Stock dividends are in arrears.

The press release issued by the Company also provides an update on the status of the Company’s ongoing capital plan.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                Exhibits.

99.1                        Press Release, dated August 31, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	OLD SECOND BANCORP, INC.

	By:	/s/ J. DOUGLAS CHEATHAM
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer